Designated Filer:  Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol:   Somera Communications, Inc. (SMRA)
Date of Event Requiring Statement: September 1, 2006


                                                                    Exhibit 99.3

                            JOINT FILERS' SIGNATURES




 WARBURG PINCUS IX, LLC

 By:  Warburg Pincus Partners, LLC, its Sole Member,
      By:  Warburg Pincus & Co., its Managing Member


 By:  /s/ Scott A. Arenare
    ---------------------------                    Date: September        , 2006
    Name:  Scott A. Arenare
    Title: Partner

 WARBURG PINCUS PARTNERS, LLC

 By:  Warburg Pincus & Co., its Managing Member


 By:  /s/ Scott A. Arenare
    ---------------------------                    Date: September        , 2006
    Name:  Scott A. Arenare
    Title: Partner


 WARBURG PINCUS LLC

 By:  /s/ Scott A. Arenare
    ---------------------------                    Date: September        , 2006
    Name:  Scott A. Arenare
    Title: Managing Director

 WARBURG PINCUS & CO.


 By: /s/ Scott A. Arenare
    ---------------------------                    Date: September        , 2006
    Name:  Scott A. Arenare
    Title: Partner


By: /s/ Scott A. Arenare
    ---------------------------                    Date: September        , 2006
    Name: Charles R. Kaye
    By:   Scott A. Arenare,
          Attorney-in-Fact*


 By: /s/ Scott A. Arenare
    ---------------------------                    Date: September        , 2006
    Name: Joseph P. Landy
    By:   Scott A. Arenare,
          Attorney-in-Fact*